Exhibit 99.1

QTS REPORTS THIRD QUARTER 2019 OPERATING RESULTS

OVERLAND PARK, Kan. –  November 4, 2019  – QTS Realty Trust, Inc. (“QTS” or the “Company”) (NYSE: QTS) today announced operating results for the third quarter ended September 30, 2019.

Third Quarter GAAP & Other Highlights

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019		2018	% Change	2019		2018	% Change
Total revenue	$125,255		$112,213	11.6%	$357,111		$338,187	5.6%
Net income (loss)	$6,588		$(6,892)	195.6%	$35,271		$(13,577)	359.8%
Net income (loss) attributable to common stockholders	$(408)		$(12,327)	96.7%	$12,543		$(20,557)	161.0%
Net income (loss) per share attributable to basic common shares (1)	$(0.05)		$(0.25)	81.0%	$0.12		$(0.42)	128.8%
Net income (loss) per share attributable to diluted common shares (1)	$(0.05)		$(0.25)	81.0%	$0.12		$(0.42)	128.5%
FFO available to common stockholders & OP unit holders	$40,198	(2)	$20,642	94.7%	$116,914	(2)	$77,281	51.3%

(1)	Basic and diluted net income (loss) per share were calculated using the two-class method.
(2)	Includes QTS’s pro rata share of results from its unconsolidated entity.

Additional Third Quarter Highlights

•

Recognized total consolidated revenues of $125.3 million for the quarter ended September 30, 2019, an increase of 11.6% compared to total consolidated revenue of $112.2 million for the quarter ended September 30, 2018 as well an increase of 16.5% compared to total consolidated Core revenue of $107.5  million for the quarter ended September 30, 2018. This does not include QTS’ pro rata share of revenue attributable to its unconsolidated joint venture of $1.2 million for the quarter ended September 30, 2019.

•	Reported Adjusted EBITDA of $63.0 million for the quarter ended September 30, 2019, an increase of 14.5% compared to Core Adjusted EBITDA of $55.0 million for the same period in 2018.
•

Reported Operating FFO available to common stockholders and OP unit holders for the quarter ended September 30, 2019 of $41.0 million, an increase of 15.7% compared to Core Operating FFO available to common stockholders and OP unit holders of $35.5 million for the same period in 2018.

•	Reported Operating FFO per fully diluted share of $0.65 for the quarter ended September 30, 2019, compared to Core Operating FFO per fully diluted share of $0.61 in the same period of 2018.
•

Signed new and modified renewal leases during the third quarter of 2019 aggregating to $17.4 million of incremental annualized rent, net of downgrades.  Subsequent to the end of the third quarter of 2019, QTS signed a 12 megawatt lease with an existing hyperscale customer that will anchor QTS’ announced expansion on its Atlanta-Metro campus.

•	Reported annualized booked-not-billed monthly recurring revenue (“MRR”) of $79.8 million as of September 30, 2019 compared to $68.1 million as of June 30, 2019.

“QTS delivered another solid performance during the third quarter highlighted by particular strength in our hyperscale vertical which resulted in the largest backlog of signed, but not yet commenced MRR in our company’s history,” said Chad Williams, Chairman and CEO of QTS.

Williams added, “The consistency of our financial and operating performance over the course of 2019 has demonstrated the strength of our diversified platform across our key customer verticals. We are pleased with our current momentum and are excited to enter QTS’ next chapter of growth in Atlanta with a new mega scale facility expansion at our downtown campus which will be anchored by a 12 megawatt commitment from an existing QTS hyperscale customer.”

1 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Financial Results

Net income recognized in the third quarter of 2019 was $6.6 million ($0.05 net loss per basic and diluted common share), compared to net loss of $6.9 million ($0.25 net loss per basic and diluted common share) recognized in the third quarter of 2018.  The change in net income was primarily driven by a reduction in restructuring expenses of approximately $13.7 million related to costs incurred in the prior year associated with the Company’s strategic growth plan.

QTS generated total revenues of $125.3 million in the third quarter of 2019,  an increase of 16.5% compared to total Core revenue of $107.5 million in the third quarter of 2018.  MRR as of September 30, 2019 was $33.0 million compared to Core MRR as of September 30, 2018 of $30.1 million.

QTS generated $63.0 million of Adjusted EBITDA in the third quarter of 2019,  an increase of 14.5% compared to Core Adjusted EBITDA of $55.0 million for the third quarter of 2018.

Additionally, QTS generated Operating FFO available to common stockholders and OP unit holders of $41.0 million in the third quarter of 2019, an increase of 15.7% compared to Core Operating FFO available to common stockholders and OP unit holders of $35.5 million in the third quarter of 2018.

Operating FFO per fully diluted share was $0.65 in the  third quarter of 2019, compared to Core Operating FFO per fully diluted share of $0.61 in the third quarter of 2018.

Leasing Activity

During the quarter ended September 30, 2019, QTS entered into new and modified renewal leases aggregating to $17.4 million of incremental annualized rent. The Company’s third quarter leasing performance was driven by a strong acceleration in its hyperscale product offering combined with continued steady hybrid colocation demand. Included within QTS’ third quarter 2019 leasing results is a 4.5 megawatt downgrade from a hyperscale customer in QTS’ Richmond mega data center. However, this strategic customer executed an additional 12 megawatt expansion in QTS’ Atlanta-Metro campus. The 12 megawatt lease in Atlanta-Metro was signed subsequent to the end of the third quarter 2019 and is not included in QTS’ third quarter 2019 new and modified leasing results. Excluding the effect of this 4.5 megawatt downgrade, QTS’ third quarter new and modified leasing would have been in excess of $22 million of incremental annualized rent.

During the quarter ended September 30, 2019,  QTS renewed leases with total annualized rent of $25.9 million at an average rent per square foot of $541, which was 2.0% higher than the annualized rent prior to their respective renewals. There is variability in the Company’s renewal rates based on the mix of product types renewed, and renewal rates are generally expected to increase in the low to mid-single digits as compared to pre-renewal pricing. Rental Churn (which the Company defines as MRR lost in the period to a customer intending to fully exit the QTS platform in the near term compared to total MRR at the beginning of the period) was 1.1% for the three months ended September 30, 2019. Rental Churn was 3.4% for the nine months ended September 30, 2019.

As of September 30, 2019, the booked-not-billed MRR balance (which represents customer leases that have been executed, but for which lease payments have not commenced as of September 30, 2019)  was approximately $6.6 million, or $79.8 million of annualized rent, and compares to $5.7 million, or $68.1 million of annualized rent at June 30, 2019.  The booked-not-billed balance is expected to contribute an incremental $2.9 million to MRR in 2019 (representing $16.4 million in annualized MRR), an incremental $14.5 million in 2020 (representing $25.1 million in annualized MRR), and an incremental $38.2 million in annualized MRR thereafter.

Development

During the quarter ended September 30, 2019,  the Company brought online approximately 11 megawatts of gross power and approximately 68,000 net rentable square feet (“NRSF”) of raised floor and customer specific capital at its Atlanta-Metro, Ashburn and Fort Worth facilities at an aggregate cost of approximately $66.9 million. In addition, during the third quarter of 2019,  the Company’s significant development activity continued at the Ashburn, Irving, Chicago, Atlanta-Metro, Santa Clara and Piscataway facilities to have space ready for customers in 2019 and forward. The Company expects to bring an additional 49,000 raised floor NRSF into service in 2019 at an aggregate cost of approximately $96 million, of which $88 million has already been spent as of September 30, 2019.

2 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Balance Sheet and Liquidity

As of September 30, 2019, the Company’s total indebtedness, inclusive of its pro rata share of joint venture debt, was approximately $1.4 billion, resulting in a net debt to annualized Adjusted EBITDA of 5.5x.  The Company’s leverage ratio pro forma for the effects of cash expected to be received upon the full physical settlement of, and issuance of, 3.7 million shares of common stock pursuant to forward equity sales described below, assuming such proceeds were used to repay a portion of the Company’s outstanding debt, is approximately 4.8x. The Company expects to use proceeds from these forward equity agreements to fund future capital expenditures.

In October 2019, the Company amended its unsecured credit facility with extended and expanded terms. The amended unsecured credit facility has a total capacity of $1.7 billion and includes a $225 million term loan which matures in December 2024, a $225 million term loan which matures in April 2025, a third term loan for $250 million which matures in October 2026 and a $1.0 billion revolving portion of the credit facility which matures in December 2023, with a one year extension option. Interest rates can vary based on leverage levels. The current interest rate is LIBOR plus 1.20% on both $225 million term loans, LIBOR plus 1.50% on the seven year $250 million term loan and LIBOR plus 1.25% for the revolving portion of the credit facility. The pricing on the two $225 million term loans and the revolving portion of the credit facility represents a 10 basis point reduction from the interest rate on QTS' credit facility prior to the amendment. The amended unsecured credit facility also provides for borrowing capacity of up to $300 million in various foreign currencies, and a $500 million accordion feature to increase the credit facility up to $2.2 billion, subject to certain conditions, including consent of the agent and obtaining additional loan commitments.

During the three months ended September 30, 2019, the Company settled a portion of the forward sale entered into in the first quarter of 2019 by issuing 2.8 million shares of common stock for net proceeds of approximately $110 million, which was used to repay amounts outstanding under its revolving credit facility. Following this partial settlement, the Company has approximately $36 million of proceeds remaining available under this forward sale, which it expects to physically settle prior to March 1, 2020.

In June 2019, the Company established a new “at-the-market” (“ATM”) equity offering program pursuant to which the Company may issue, from time to time, up to $400 million of its Class A common stock, which may include shares to be issued on a forward basis.  Pursuant to this ATM program, during the third quarter of 2019 and through the date of this report the Company sold on a forward basis approximately 2.8 million shares of QTS’ Class A common stock at an average of approximately $51 per share, representing available proceeds upon physical settlement of approximately $139 million. The Company expects to physically settle (by delivering shares of common stock) these forward sales prior to their first anniversary date. When combined with the approximately $36 million of proceeds remaining available under the forward sale in the first quarter of 2019, the Company currently has access to over $175 million of net proceeds through forward stock sales.

As of September 30, 2019,  pro forma for the amended credit facility and forward equity proceeds, the Company had total available liquidity of approximately $961 million which was comprised of $772 million of available capacity under the Company’s unsecured revolving credit facility, approximately $175 million available proceeds at the Company’s election to physically settle the aforementioned forward equity sales, and approximately $14 million of cash and cash equivalents.

2019 Guidance

	2019 Guidance		Previous 2019 Guidance
($ in millions except per share amounts)	Low	High	Low	High
Revenue	$470	$480	$461	$475
Adjusted EBITDA	$243.5	$253.5	$243.5	$253.5
Operating FFO per fully diluted share	$2.61	$2.71	$2.61	$2.71

The Company is increasing its 2019 Revenue guidance from a previous range of $461 million - $475 million to a new range of $470 million - $480 million, primarily due to higher than expected power and property tax expense recoveries. Revenue guidance assumes annual rental churn as previously announced of between 3% and 6%. The Company is reaffirming its Adjusted EBITDA guidance range for 2019 of $243.5 million - $253.5 million and reaffirming its Operating FFO per fully diluted share guidance range for 2019 of $2.61 per share to $2.71 per share. As a result of the Company’s continued focus on capital allocation and aligning its investments with a booked-not-billed backlog that is weighted toward second half 2020 commencements, the Company is lowering its 2019 capital expenditures guidance from the previously announced range of $450 million - $500 million to a range of $350 million - $400 million.

The Company’s 2019 guidance includes the effects of the Company’s joint venture, which is reflected as an unconsolidated joint venture on QTS’ reported financial statements. Consistent with GAAP accounting standards, revenue from the unconsolidated joint venture is not included in QTS’ reported GAAP financial statements. Also consistent with GAAP accounting and NAREIT-defined standards, QTS includes its proportionate ownership of EBITDAre and FFO from the joint venture in its reported EBITDAre and FFO results, respectively.

3 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

QTS does not provide reconciliations for the non-GAAP financial measures included in its guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for restructuring costs, transaction costs, lease exit costs, asset impairments and loss on disposals and other charges as those amounts are subject to significant variability based on future transactions that are not yet known, the amount of which, based on historical experience, could be significant.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.

Definitions

Core. The Core business consists primarily of the Company’s hyperscale and hybrid colocation business, along with technology and services revenue from the Company’s cloud and managed services business that supports hyperscale and hybrid colocation customers. Core financial measures and operating statistics represent the financial results or operating statistics, as applicable, of the Company’s Core business. The Company transitioned its “Non-Core” business (i.e., business other than the Core business) over the course of 2018, ending in the fourth quarter of 2018, following the Company’s announcement of its strategic growth plan in the first quarter of 2018.

Non-Core. Non-Core represents the portion of the Company’s business that the Company exited in accordance with its strategic growth plan announced in the first quarter of 2018 and completed in the fourth quarter of 2018. The Non-Core business consisted of certain products and services within the Company’s cloud and managed services business, primarily managed hosting, as well as colocation revenue attached to certain customers in the managed services business. Non-Core financial measures and operating statistics represent the financial results or operating statistics, as applicable, of the Company’s Non-Core business for the applicable period.

Conference Call Details

The Company will host a conference call and webcast on November 5, 2019, at 8:30 a.m. Eastern time (7:30 a.m. Central time) to discuss its financial results, current business trends and market conditions.

The dial-in number for the conference call is (877) 883-0383 (U.S.) or (412) 902-6506 (International). The participant entry number is 2688926# and callers are asked to dial in ten minutes prior to start time. A link to the live broadcast and the replay will be available on the Company’s website  (www.qtsdatacenters.com) under the Investors tab.

About QTS

QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 6 million square feet of owned mega scale data center space throughout primarily North America and Europe. Through its software-defined technology platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to leading hyperscale technology companies, enterprises, and government entities. QTS owns, operates or manages 26 data centers and supports more than 1,100 customers primarily in North America and Europe.

QTS Investor Relations Contact

Stephen Douglas – EVP – Finance

ir@qtsdatacenters.com

4 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, liquidity, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions;  risks related to the Company’s international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in our current and any future joint venture investments, such as lack of sole decision-making authority and reliance on our partners' financial condition.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other periodic reports the Company files with the Securities and Exchange Commission.

5 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Consolidated Balance Sheets

(unaudited and in thousands except shares data)

	September 30,	December 31,
	2019 (1)	2018 (1)
ASSETS
Real Estate Assets
Land	$127,587	$105,541
Buildings, improvements and equipment	2,155,810	1,917,251
Less: Accumulated depreciation	(555,562)	(467,644)
	1,727,835	1,555,148
Construction in progress (2)	843,754	790,064
Real Estate Assets, net	2,571,589	2,345,212
Investments in unconsolidated entity	30,742	—
Operating lease right-of-use assets, net	58,551	—
Cash and cash equivalents	13,518	11,759
Rents and other receivables, net	76,163	55,093
Acquired intangibles, net	85,242	95,451
Deferred costs, net (3) (4)	48,312	45,096
Prepaid expenses	8,490	6,822
Goodwill	173,843	173,843
Assets held for sale	—	71,800
Other assets, net (5)	57,042	56,893
TOTAL ASSETS	$3,123,492	$2,861,969

LIABILITIES
Unsecured credit facility, net (4)	$918,631	$945,657
Senior notes, net of debt issuance costs (4)	395,358	394,786
Finance leases and mortgage notes payable	47,511	4,674
Operating lease liabilities	65,949	—
Accounts payable and accrued liabilities	94,104	99,166
Dividends and distributions payable	32,980	29,633
Advance rents, derivative contracts, security deposits and other liabilities	52,180	32,679
Liabilities held for sale	—	24,349
Deferred income taxes	1,563	1,097
Deferred income	41,404	33,241
TOTAL LIABILITIES	1,649,680	1,565,282

EQUITY
7.125% Series A cumulative redeemable perpetual preferred stock: $0.01 par value (liquidation preference $25.00 per share), 4,600,000 shares authorized, 4,280,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively (6)	103,212	103,212
6.50% Series B cumulative convertible perpetual preferred stock: $0.01 par value (liquidation preference $100.00 per share), 3,162,500 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively (7)	304,223	304,265
Common stock: $0.01 par value, 450,133,000 shares authorized, 58,238,145 and 51,123,417 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	582	511
Additional paid-in capital	1,326,087	1,062,473
Accumulated other comprehensive income (loss)	(28,900)	2,073
Accumulated dividends in excess of earnings	(340,943)	(278,548)
Total stockholders’ equity	1,364,261	1,193,986
Noncontrolling interests	109,551	102,701
TOTAL EQUITY	1,473,812	1,296,687
TOTAL LIABILITIES AND EQUITY	$3,123,492	$2,861,969

(1)

The balance sheet at September 30, 2019 and December 31, 2018, has been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

(2)

As of September 30, 2019, construction in progress included $222.6 million related to land acquisitions whereby the initiation of development activities has begun to prepare the property for its intended use.

(3)

As of September 30, 2019 and December 31, 2018, deferred costs, net included $6.2 million and $7.7 million of deferred financing costs net of amortization, respectively, and $42.1 million and $37.4 million of deferred leasing costs net of amortization, respectively.

(4)

Debt issuance costs, net related to the Senior Notes and term loan portion of the Company’s unsecured credit facility aggregating $10.2 million and $11.6 million at September 30, 2019 and December 31, 2018, respectively, have been netted against the related debt liability line items for both periods presented.

(5)

As of September 30, 2019 and December 31, 2018, other assets, net included $54.0 million and $48.8 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

(6)	As of September 30, 2019, the total liquidation preference of the Series A Preferred Stock was $107.0 million, calculated as $25.00 liquidation preference per share times 4,280,000 shares outstanding.
(7)

As of September 30, 2019, the total liquidation preference of the Series B Preferred Stock was $316.3 million, calculated as $100.00 liquidation preference per share times 3,162,500 shares outstanding.

6 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Consolidated Statements of Operations

(unaudited and in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018 (1)	2019	2018 (1)
Revenues:
Rental (2)	$121,475	$114,977	$104,760	$345,841	$305,774
Other (3)	3,780	4,190	7,453	11,270	32,413
Total revenues	125,255	119,167	112,213	357,111	338,187
Operating expenses:
Property operating costs	44,730	38,570	38,217	117,403	112,515
Real estate taxes and insurance	3,713	3,355	3,088	10,435	8,896
Depreciation and amortization	42,875	41,481	37,900	123,144	111,633
General and administrative (4)	19,504	20,124	19,922	59,519	63,187
Transaction and integration costs	827	1,039	901	3,080	2,474
Restructuring	—	—	13,737	—	33,697
Total operating expenses	111,649	104,569	113,765	313,581	332,402
Gain on sale of real estate, net	—	—	—	13,408	—
Operating income (loss)	13,606	14,598	(1,552)	56,938	5,785
Other income and expense:
Interest income	22	36	66	103	92
Interest expense	(6,724)	(6,459)	(6,386)	(20,329)	(22,699)
Other income (expense)	370	(40)	—	330	—
Equity in earnings (loss) of unconsolidated entity	(317)	(401)	—	(992)	—
Income (loss) before taxes	6,957	7,734	(7,872)	36,050	(16,822)
Tax benefit (expense) of taxable REIT subsidiaries	(369)	(199)	980	(779)	3,245
Net income (loss)	6,588	7,535	(6,892)	35,271	(13,577)
Net (income) loss attributable to noncontrolling interests (5)	49	(52)	1,610	(1,593)	2,641
Net income (loss) attributable to QTS Realty Trust, Inc.	$6,637	$7,483	$(5,282)	$33,678	$(10,936)
Preferred stock dividends	(7,045)	(7,045)	(7,045)	(21,135)	(9,621)
Net income (loss) attributable to common stockholders	$(408)	$438	$(12,327)	$12,543	$(20,557)

Net income (loss) per share attributable to common shares:
Basic (6)	$(0.05)	$(0.03)	$(0.25)	$0.12	$(0.42)
Diluted (6)	(0.05)	(0.03)	(0.25)	0.12	(0.42)

(1)

Pursuant to the Company’s adoption of ASC 842 “Leases” on January 1, 2019 and to remain consistent with revenue presentation across the industry, historical revenue categories have been reclassified to conform to current presentation of two categories. The new categories incorporate a reclassification of straight line rent from the “Other” line item into the “Rental” line item, a reclassification of “Recoveries from Customers” from its own line item into the “Rental” line item and a combination of the “Cloud and managed services” and “Other” line items into a single “Other” line item.

(2)

Represents lease revenue, inclusive of recoveries from customers as well as straight line rent. Recoveries from customers was $17.6 million, $12.7 million, and $11.8 million for the three months ended September 30, 2019,  June 30, 2019, and September 30, 2018, respectively, and $41.0 million and $33.8 million for the nine months ended September 30, 2019 and 2018, respectively. Straight line rent was $2.3 million, $1.0 million and $1.2 million for the three months ended September 30, 2019,  June 30, 2019 and September 30, 2018, respectively, and $4.8 million and $5.3 million for the nine months ended September 30, 2019 and 2018, respectively.

(3)	Includes revenue from managed services, sales of scrap metals and other unused materials and various other revenue items.
(4)

Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 15.6%, 16.9%, and 17.8% of total revenues for the three months ended September 30, 2019,  June 30, 2019 and September 30, 2018, respectively, and 16.7% million and 18.7% million for the nine months ended September 30, 2019 and 2018, respectively.

(5)

The weighted average noncontrolling ownership interest of QualityTech, LP was 10.7%,  10.7% and 11.5% for the three months ended September 30, 2019,  June 30, 2019 and September 30, 2018, respectively, and 10.9% and 11.5% for the nine months ended September 30, 2019 and 2018, respectively.

(6)	Basic and diluted net income (loss) per share were calculated using the two-class method.

7 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Consolidated Statements of Comprehensive Income

(unaudited and in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Net income (loss)	$6,588	$7,535	$(6,892)	$35,271	$(13,577)
Other comprehensive income (loss):
Foreign currency translation adjustment gain (loss)	(426)	66	—	(360)	—
Increase (decrease) in fair value of derivative contracts	(5,733)	(18,606)	1,429	(34,192)	9,974
Reclassification of other comprehensive income to interest expense	(235)	(471)	(83)	(1,200)	410
Comprehensive income (loss)	194	(11,476)	(5,546)	(481)	(3,193)
Comprehensive (income) loss attributable to noncontrolling interests	(22)	1,291	639	52	368
Comprehensive income (loss) attributable to QTS Realty Trust, Inc.	$172	$(10,185)	$(4,907)	$(429)	$(2,825)

8 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

FFO, Operating FFO, and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciable real estate related to its primary business, impairment write-downs of depreciable real estate related to its primary business, real estate-related depreciation and amortization and similar adjustments for unconsolidated entities. To the extent the Company incurs gains or losses from the sale of assets that are incidental to its primary business, or incurs impairment write-downs associated with assets that are incidental to its primary business, it includes such charges in its calculation of FFO. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of FFO, which the Company refers to as Operating funds from operations (“Operating FFO”). Operating FFO is a non-GAAP measure that is used as a supplemental operating measure and to provide additional information to users of the financial statements. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.

Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a  supplemental operating measure and to provide additional information to users of the financial statements. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation and amortization, straight line rent adjustments, income taxes, non-cash compensation and similar adjustments for unconsolidated entities.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

For periods in 2018, Core Operating FFO and Adjusted Core Operating FFO represent Operating FFO and Adjusted Operating FFO of the Company’s Core business, respectively, and are used as supplemental performance measures because they reflect results of the portion of the business the Company retained following completion of the strategic growth plan.

9 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

A reconciliation of net income (loss) to FFO, Operating FFO and Adjusted Operating FFO is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	Total	Total	Core	Non-Core	Total
FFO
Net income (loss)	$6,588	$7,535	$7,576	$(14,468)	$(6,892)
Equity in net (income) loss of unconsolidated entity	317	401	—	—	—
Real estate depreciation and amortization	39,969	38,544	34,023	556	34,579
Pro rata share of FFO from unconsolidated entity	369	344	—	—	—
FFO (1)	47,243	46,824	41,599	(13,912)	27,687
Preferred stock dividends	(7,045)	(7,045)	(7,045)	—	(7,045)
FFO available to common stockholders & OP unit holders	40,198	39,779	34,554	(13,912)	20,642

Restructuring costs	—	—	—	13,737	13,737
Transaction and integration costs	827	1,039	901	—	901
Tax benefit associated with restructuring, transaction and integration costs	—	—	—	(571)	(571)
Operating FFO available to common stockholders & OP unit holders*	41,025	40,818	35,455	(746)	34,709

Maintenance Capex	(381)	(2,233)	(1,660)	—	(1,660)
Leasing commissions paid	(7,302)	(6,528)	(5,212)	(249)	(5,461)
Amortization of deferred financing costs and bond discount	978	979	959	—	959
Non real estate depreciation and amortization	2,906	2,937	2,670	650	3,320
Straight line rent revenue and expense and other	(2,278)	(979)	(1,013)	(54)	(1,067)
Tax expense (benefit) from operating results	369	199	(409)	—	(409)
Equity-based compensation expense	4,456	4,296	3,961	—	3,961
Adjustments for unconsolidated entity	63	(42)	—	—	—
Adjusted Operating FFO available to common stockholders & OP unit holders*	$39,836	$39,447	$34,751	$(399)	$34,352

(1)FFO for the three months ended September 30, 2018 includes $7.4 million of impairment losses related to certain non-real estate product related assets that were considered incidental to our primary business and were included in the “Restructuring” line item of the consolidated statement of operations. No gains, losses or impairment write-downs associated with assets incidental to our primary business were incurred during the three months ended September 30, 2019 and June 30, 2019

*

The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

10 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

	Nine Months Ended
	September 30, 2019	September 30, 2018
	Total	Core	Non-Core	Total
FFO
Net income (loss)	$35,271	$18,056	$(31,633)	$(13,577)
Equity in net (income) loss of unconsolidated entity	992	—	—	—
Real estate depreciation and amortization	114,440	98,308	2,171	100,479
Gain on sale of real estate, net	(13,408)	—	—	—
Pro rata share of FFO from unconsolidated entity	754	—	—	—
FFO (1)	138,049	116,364	(29,462)	86,902
Preferred stock dividends	(21,135)	(9,621)	—	(9,621)
FFO available to common stockholders & OP unit holders	116,914	106,743	(29,462)	77,281

Restructuring costs	—	—	33,697	33,697
Transaction and integration costs	3,080	2,474	—	2,474
Tax benefit associated with restructuring, transaction and integration costs	—	—	(2,247)	(2,247)
Operating FFO available to common stockholders & OP unit holders*	119,994	109,217	1,988	111,205

Maintenance Capex	(3,323)	(5,202)	—	(5,202)
Leasing commissions paid	(20,345)	(18,651)	(391)	(19,042)
Amortization of deferred financing costs and bond discount	2,935	2,882	—	2,882
Non real estate depreciation and amortization	8,704	6,958	4,195	11,153
Straight line rent revenue and expense and other	(4,679)	(4,822)	4	(4,818)
Tax expense (benefit) from operating results	779	(998)	—	(998)
Equity-based compensation expense	12,052	11,441	—	11,441
Adjustments for unconsolidated entity	43	—	—	—
Adjusted Operating FFO available to common stockholders & OP unit holders*	$116,160	$100,825	$5,796	$106,621

(1)FFO for the  nine months ended September 30, 2018 includes $14.5 million of impairment losses related to certain non-real estate product related assets that were considered incidental to our primary business and were included in the “Restructuring” line item of the consolidated statement of operations. No gains, losses or impairment write-downs associated with assets incidental to our primary business were incurred during the nine months ended September 30, 2019.

*

The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

11 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

The Company calculates EBITDAre in accordance with (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciated property, income tax expense (or benefit), interest expense, depreciation and amortization, impairments of depreciated property and unconsolidated entities, and similar adjustments for unconsolidated entities. The Company’s management uses EBITDAre as a supplemental performance measure because it provides performance measures that, when compared year over year, captures the performance of the Company’s operations by removing the impact of capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of EBITDAre, which the Company refers to as Adjusted EBITDA. The Company generally calculates Adjusted EBITDA excluding certain non-routine charges, write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, restructuring costs, and transaction and integration costs, as well as the Company’s pro-rata share of each of those respective expenses associated with the unconsolidated entity aggregated into one line item categorized as “Adjustments for the unconsolidated entity.” In addition, the Company calculates Adjusted EBITDA excluding certain non-cash recurring costs such as equity-based compensation. The Company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent other REITs calculate Adjusted EBITDA on a comparable basis, between REITs.

Management uses EBITDAre and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDAre or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDAre and Adjusted EBITDA may not be comparable to others. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

For periods in 2018, Core EBITDAre and Adjusted EBITDAre are used as supplemental performance measures because they reflect results of the portion of the business of the Company retained following completion of the strategic growth plan.

A reconciliation of net income (loss) to EBITDAre and Adjusted EBITDA on a consolidated, Core and non-Core basis is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	Total	Total	Core	Non-Core	Total
EBITDAre and Adjusted EBITDA
Net income (loss)	$6,588	$7,535	$7,576	$(14,468)	$(6,892)
Equity in net (income) loss of unconsolidated entity	317	401	—	—	—
Interest income	(22)	(36)	(66)	—	(66)
Interest expense	6,724	6,459	6,384	2	6,386
Tax expense (benefit) of taxable REIT subsidiaries	369	199	(409)	(571)	(980)
Depreciation and amortization	42,875	41,481	36,693	1,206	37,899
Loss on disposition of depreciated property and impairment write-downs of depreciated property	—	—	—	7,409	7,409
Pro rata share of EBITDAre from unconsolidated entity	867	863	—	—	—
EBITDAre	$57,718	$56,902	$50,178	$(6,422)	$43,756

Equity-based compensation expense	4,456	4,296	3,961	—	3,961
Restructuring costs	—	—	—	6,328	6,328
Transaction and integration costs	827	1,039	901	—	901
Adjusted EBITDA	$63,001	$62,237	$55,040	$(94)	$54,946

12 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

	Nine Months Ended
	September 30, 2019	September 30, 2018
	Total	Core	Non-Core	Total
EBITDAre and Adjusted EBITDA
Net income (loss)	$35,271	$18,056	$(31,633)	$(13,577)
Equity in net (income) loss of unconsolidated entity	992	—	—	—
Interest income	(103)	(92)	—	(92)
Interest expense	20,329	22,686	13	22,699
Tax expense (benefit) of taxable REIT subsidiaries	779	(998)	(2,247)	(3,245)
Depreciation and amortization	123,144	105,266	6,366	111,632
(Gain) loss on disposition of depreciated property and impairment write-downs of depreciated property	(13,408)	—	14,548	14,548
Pro rata share of EBITDAre from unconsolidated entity	1,945	—	—	—
EBITDAre	$168,949	$144,918	$(12,953)	$131,965

Equity-based compensation expense	12,052	11,441	—	11,441
Restructuring costs	—	—	19,149	19,149
Transaction and integration costs	3,080	2,474	—	2,474
Adjusted EBITDA	$184,081	$158,833	$6,196	$165,029

13 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss) (computed in accordance with GAAP), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs,  other (income) expense, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs, general and administrative expenses and similar adjustments for unconsolidated entities.  The Company allocates a management fee charge of 4% of cash revenues for all facilities as a property operating cost and a corresponding reduction to general and administrative expense to cover the day-to-day administrative costs to operate our data centers. The management fee charge is reflected as a reduction to net operating income.

Management uses NOI as a supplemental performance measure because it provides a useful measure of the operating results from its customer leases. In addition, management believes it is useful to investors in evaluating and comparing the operating performance of its properties and to compute the fair value of its properties. The Company’s NOI may not be comparable to other REITs’ NOI as other REITs may not calculate NOI in the same manner. NOI should be considered only as a supplement to net income as a measure of the Company’s performance and should not be used as a measure of results of operations or liquidity or as an indication of funds available to meet cash needs, including the ability to make distributions to stockholders. NOI is a measure of the operating performance of the Company’s properties and not of the Company’s performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP.

For periods in 2018, Core NOI is used as a supplemental performance measure because it reflects results of the portion of the business the Company retained following completion of the strategic growth plan.

A reconciliation of net income (loss) to NOI on a consolidated, Core and non-Core basis is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	Total	Total	Core	Non-Core	Total
Net Operating Income (NOI)
Net income (loss)	$6,588	$7,535	$7,576	$(14,468)	$(6,892)
Equity in net (income) loss of unconsolidated entity	317	401	—	—	—
Interest income	(22)	(36)	(66)	—	(66)
Interest expense	6,724	6,459	6,384	2	6,386
Depreciation and amortization	42,875	41,481	36,693	1,206	37,899
Other (income) expense	(370)	40	—	—	—
Tax expense (benefit) of taxable REIT subsidiaries	369	199	(409)	(571)	(980)
Transaction and integration costs	827	1,039	901	—	901
General and administrative expenses	19,504	20,124	17,732	2,191	19,923
Restructuring	—	—	—	13,737	13,737
NOI from consolidated operations (1)	$76,812	$77,242	$68,811	$2,097	$70,908
Pro rata share of NOI from unconsolidated entity	872	842	—	—	—
Total NOI (1)	$77,684	$78,084	$68,811	$2,097	$70,908

(1)

Includes facility level general and administrative allocation charges of 4% of cash revenue for all facilities.  These allocated charges aggregated to $4.8 million, $4.6 million and $4.6 million for the three months ended September 30, 2019,  June 30, 2019 and September 30, 2018, respectively.

14 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

	Nine Months Ended
	September 30, 2019	September 30, 2018
	Total	Core	Non-Core	Total
Net Operating Income (NOI)
Net income (loss)	$35,271	$18,056	$(31,633)	$(13,577)
Equity in net (income) loss of unconsolidated entity	992	—	—	—
Interest income	(103)	(92)	—	(92)
Interest expense	20,329	22,686	13	22,699
Depreciation and amortization	123,144	105,266	6,366	111,632
Other (income) expense	(330)	—	—	—
Tax expense (benefit) of taxable REIT subsidiaries	779	(998)	(2,247)	(3,245)
Transaction and integration costs	3,080	2,474	—	2,474
General and administrative expenses	59,519	53,850	9,338	63,188
Gain on sale of real estate, net	(13,408)	—	—	—
Restructuring	—	—	33,697	33,697
NOI from consolidated operations (1)	$229,273	$201,242	$15,534	$216,776
Pro rata share of NOI from unconsolidated entity	1,948	—	—	—
Total NOI (1)	$231,221	$201,242	$15,534	$216,776

(1)Includes facility level general and administrative allocation charges of 4% of cash revenue for all facilities.  These allocated charges aggregated to $13.9 million and $13.4 million for the nine months ended September 30, 2019 and 2018, respectively.

15 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

Monthly Recurring Revenue (MRR) and Recognized MRR

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its rental and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR is also calculated to include the Company’s pro rata share of monthly contractual revenue under signed leases as of a particular date associated with unconsolidated entities, which includes revenue from the unconsolidated entity’s rental and managed services activities, but excludes the unconsolidated entity’s customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR reflects the annualized cash rental payments. It does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its rental and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases and customer leases attributable to the Company’s business. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

For periods in 2018, Core Recognized MRR and MRR are used as supplemental performance measures because they reflect results of the portion of the business the Company retained following completion of the strategic growth plan.

A reconciliation of total revenues to recognized MRR in the period and MRR at period-end on a consolidated, Core and non-Core basis is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
	Total	Total	Core	Non-Core	Total
Recognized MRR in the period
Total period revenues (GAAP basis)	$125,255	$119,167	$107,513	$4,700	$112,213
Less: Total period variable lease revenue from recoveries	(17,563)	(12,672)	(11,800)	—	(11,800)
Total period deferred setup fees	(4,041)	(3,822)	(3,174)	(101)	(3,275)
Total period straight line rent and other	(4,768)	(5,485)	(1,701)	(2,171)	(3,872)
Recognized MRR in the period	98,883	97,188	90,838	2,428	93,266

MRR at period end
Total period revenues (GAAP basis)	$125,255	$119,167	$107,513	$4,700	$112,213
Less: Total revenues excluding last month	(81,114)	(77,863)	(71,443)	(4,416)	(75,859)
Total revenues for last month of period	44,141	41,304	36,070	284	36,354
Less: Last month variable lease revenue from recoveries	(6,369)	(4,222)	(3,896)	—	(3,896)
Last month deferred setup fees	(1,684)	(1,322)	(1,095)	—	(1,095)
Last month straight line rent and other	(3,452)	(3,323)	(979)	356	(623)
Add: Pro rata share of MRR at period end of unconsolidated entity	343	343	—	—	—
MRR at period end	$32,979	$32,780	$30,100	$640	$30,740

16 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com

	Nine Months Ended
	September 30, 2019	September 30, 2018
	Total	Core	Non-Core	Total
Recognized MRR in the period
Total period revenues (GAAP basis)	$357,111	$310,452	$27,735	$338,187
Less: Total period variable lease revenue from recoveries	(41,028)	(33,757)	—	(33,757)
Total period deferred setup fees	(11,095)	(9,135)	(236)	(9,371)
Total period straight line rent and other	(14,195)	(7,622)	(5,027)	(12,649)
Recognized MRR in the period	290,793	259,938	22,472	282,410

MRR at period end
Total period revenues (GAAP basis)	$357,111	$310,452	$27,735	$338,187
Less: Total revenues excluding last month	(312,970)	(274,382)	(27,451)	(301,833)
Total revenues for last month of period	44,141	36,070	284	36,354
Less: Last month variable lease revenue from recoveries	(6,369)	(3,896)	—	(3,896)
Last month deferred setup fees	(1,684)	(1,095)	—	(1,095)
Last month straight line rent and other	(3,452)	(979)	356	(623)
Add: Pro rata share of MRR at period end of unconsolidated entity	343	—	—	—
MRR at period end	$32,979	$30,100	$640	$30,740

17 QTS Q3 Earnings 2019	Contact: IR@qtsdatacenters.com